Exhibit 99.1

Contact:	Gary Thompson – Media	Eric Hession – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6446

Harrah’s Entertainment Reports Second-Quarter and First-Half 2010 Results

LAS VEGAS – August 4, 2010 – Harrah’s Entertainment, Inc. today reported the following financial results for the 2010 second quarter and first half:

HARRAH’S ENTERTAINMENT, INC.

Company-wide Results

	Quarter Ended Jun. 30,		Percent Increase/	Six Months Ended Jun. 30,		Percent Increase/
(In millions)	2010	2009	(Decrease)	2010	2009	(Decrease)
Net revenues	$2,220.7	$2,271.4	(2.2)%	$4,409.1	$4,526.1	(2.6)%
(Loss/income from operations	(0.3)	6.3	N/M	225.5	291.7	(22.7)%
Impairment of goodwill and other non-amortizing intangible assets	100.0	297.1	N/M	100.0	297.1	N/M
Income from operations before impairment	99.7	303.4	(67.1)%	325.5	588.8	(44.7)%
(Loss)/income from continuing operations, net of tax	(272.5)	2,296.8	N/M	(466.1)	2,169.4	N/M
Net (loss)/income attributable to Harrah’s Entertainment, Inc	(274.0)	2,289.0	N/M	(469.6)	2,156.3	N/M
Property EBITDA	470.2	585.5	(19.7)%	963.9	1,146.8	(15.9)%
Adjusted EBITDA ( a)	459.9	565.6	(18.7)%	941.5	1,112.9	(15.4)%

(a )	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Property earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are measurements not in accordance with Generally Accepted Accounting Principles

(GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net income/(loss) and of Net (loss)/income to Last Twelve Months (LTM) Adjusted EBITDA are attached to this release.

The company’s 2010 second-quarter revenues declined approximately 2.2 percent to $2,220.7 million from $2,271.4 million in the 2009 second quarter, due primarily to the continuing impact of the recession on customers’ discretionary spending, which was partially offset by revenues associated with our February 2010 acquisition of Planet Hollywood. Loss from operations for the second quarter of 2010 was $0.3 million, compared with income from operations of $6.3 million in the 2009 second quarter. Included in the second quarters of 2010 and 2009 were impairment charges related to goodwill and other non-amortizing intangible assets of $100.0 million and $297.1 million, respectively. Prior to consideration of impairment charges, income from operations for the second quarter 2010 decreased to $99.7 million from $303.4 million in the 2009 second quarter. The decline was driven by the income impact of reduced revenues, increased marketing and labor-related expenses, incremental depreciation and remediation costs in the Las Vegas region, a litigation reserve charge of $25.0 million, and a charge to fully reserve a note-receivable balance related to the Foxwoods project in Philadelphia.

Loss from continuing operations, net of tax, for the second-quarter 2010 was $272.5 million compared with income from continuing operations, net of tax of $2,296.8 million for the year-ago quarter. Loss from continuing operations, net of tax for the second quarter of 2010 included impairment charges for goodwill and non-amortizing intangible assets totaling $100.0 million ($95.9 million, net of taxes). Income from continuing operations, net of tax for the second quarter of 2009 included: i) impairment charges for goodwill and non-amortizing intangible assets totaling $297.1 million ($280.5 million, net of taxes); and ii) gains related to the early extinguishment of debt of $4,279.5 million ($2,589.1 million, net of taxes).

First-half revenues declined 2.6 percent to $4,409.1 million from $4,526.1 million in the first half of 2009. Income from operations for the first six months of 2010 was $225.5 million, compared with $291.7 million in the first half of 2009. Included in income from operations for the first six months of 2010 and 2009 were the aforementioned impairment charges for goodwill and non-amortizing assets totaling $100.0 million ($95.9 million, net of taxes) and $297.1 million ($280.5 million, net of taxes), respectively. Prior to consideration of impairment charges, income from operations for the first half of 2010 decreased to $325.5 million from $588.8 million in the 2009 first half. The decline was driven primarily by the same factors impacting the 2010 second quarter performance.

Loss from continuing operations, net of tax, for the 2010 first half was $466.1 million, compared with income from continuing operations, net of tax of $2,169.4 million for the year-ago period. Included in loss from continuing operations, net of taxes for the first half 2010 were the aforementioned impairment charges for goodwill and non-amortizing assets. Included in income from continuing operations, net of tax, for the first half of 2009 were: i) aforementioned impairment charges for goodwill and non-amortizing assets; and ii) gains related to the early extinguishment of debt of $4,280.7 million ($2,589.8 million, net of taxes).

“During the second quarter, we selectively increased our marketing investments and labor costs in anticipation of an even stronger demand environment, leading to lower operating margins,” said Gary Loveman, Harrah’s Entertainment chairman, chief executive officer and president. “However, after two years of the worst economic downturn since the Great Depression, it appears that year-over-year revenue declines are moderating in virtually all of our markets. To ensure our margins are maintained, we will remain vigilant with respect to our expense structure.

“Looking ahead, we’re encouraged by the recovery of group business in Las Vegas during the second quarter and we expect group business to continue to outperform 2009 for the rest of this year,” Loveman said. “We’re also encouraged by the positive overall revenue trends in the second quarter and expect those to continue, as well.

“During the past two years, we’ve reduced expenses and debt substantially, increased our liquidity to about $3 billion and acquired the Planet Hollywood Resort and Casino in Las Vegas and Thistledown racetrack in Cleveland,” Loveman said. “I believe we’re well-positioned for an eventual legalization of online gaming in the United States, and more capable of capitalizing on additional growth opportunities than at any time in the past two years.”

The company also had significant debt transactions in the second quarter 2010. As previously disclosed, in April 2010, Harrah’s Operating Company., Inc. (“HOC”), a wholly owned subsidiary of Harrah’s Entertainment, issued $750 million in second-priority senior secured notes due 2018. Net proceeds from the offering were used to redeem HOC’s senior notes due in 2010 and senior and senior subordinated notes due in 2011 and to pay down revolving loans outstanding under HOC’s senior secured credit facilities.

On June 3, 2010, Harrah’s Entertainment announced an agreement under which affiliates of Apollo Management VI, LP; TPG Capital, LP, and Paulson & Co. Inc. will exchange $1,118 million of debt for up to approximately 15.6 percent of the common equity of Harrah’s, subject to regulatory approvals and certain other conditions. Harrah’s raised $557 million in the first stage of the transaction in June 2010 through the sale of senior notes to Apollo, TPG and Paulson, and plans to use the funds for general corporate purposes, including further balance-sheet optimization and strategic investments. The debt-for-equity exchange portion of the agreement is expected to be completed in the 2010 fourth quarter or 2011 first quarter.

“The announced debt-for-equity exchange provides us with additional liquidity to pursue growth opportunities domestically and internationally, reduce our debt and lower our interest expense,” Loveman said. “I’m particularly gratified by the confidence demonstrated by Apollo, TPG and Paulson in the performance of our company and in our prospects for the future.”

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by Harrah’s Operating Company, Inc. Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of HOC.

HARRAH’S OPERATING COMPANY, INC.

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$1,703.8	$1,726.4	(1.3)%	$3,414.7	$3,460.2	(1.3)%
(Loss)/income from operations	(44.0)	197.4	N/M	153.9	415.6	(63.0)%
Impairment of goodwill and other non-amortizing intangible assets	100.0	42.0	N/M	100.0	42.0	N/M
Income from operations before impairment	56.0	239.4	(76.6)%	253.9	457.6	(44.5)%
(Loss)/income from continuing operations, net of tax	(276.6)	2,315.8	N/M	(439.6)	2,187.0	N/M
Net (loss)/income attributable to Harrah’s Operating Company, Inc.	(278.1)	2,309.8	N/M	(443.2)	2,177.0	N/M
Property EBITDA	355.8	438.5	(18.9)%	752.1	861.7	(12.7)%
Adjusted EBITDA ( a)	343.4	421.9	(18.6)%	726.5	829.2	(12.4)%

(a)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Summaries of results by region follow:

Las Vegas Region

Hotel occupancy remained strong in the mid-90 percent range, and 2010 second-quarter and first-half revenues increased in the Las Vegas Region from the 2009 periods due to the first-quarter 2010 acquisition of Planet Hollywood. Same-store revenue declines of 8.2 percent in the 2010 second quarter resulted from lower room rates due to increased room inventory in the market and lower spend per visitor. In addition to the income impact of reduced revenues, cost reductions were unable to prevent margin declines in the second quarter and first half of 2010. Included in second quarter 2010 income from operations but not in property EBITDA are incremental depreciation associated with the Caesars Palace expansions placed into service late in 2009, as well as increased levels of remediation costs during 2010 at two properties within the region. Included in second-quarter and first-half 2009 income/(loss) from operations was an impairment charge of $255.1 million.

HARRAH’S ENTERTAINMENT, INC.

Las Vegas Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$712.7	$705.2	1.1%	$1,395.5	$1,391.6	0.3%
Income/(loss) from operations	72.1	(123.3)	N/M	178.0	0.5	N/M
Impairment of goodwill	—	255.1	N/M	—	255.1	N/M
Income from operations before impairment	72.1	131.8	(45.3)%	178.0	255.6	(30.4)%
Property EBITDA	176.8	210.6	(16.0)%	367.7	409.2	(10.1)%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

HARRAH’S OPERATING COMPANY, INC.

Las Vegas Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$348.1	$306.6	13.5%	$687.9	$611.8	12.4%
Income from operations	16.8	51.3	(67.3)%	73.1	100.2	(27.0)%
Property EBITDA	79.3	82.2	(3.5)%	177.5	160.8	10.4%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Imperial Palace, and Planet Hollywood.

Atlantic City Region

Reduced customer spend per trip led to lower Atlantic City Region revenues during the second quarter of 2010. Income from operations and property EBITDA during the second quarter and first half 2010 were lower than the prior year periods as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing and labor-related expenses.

HARRAH’S ENTERTAINMENT, INC.

Atlantic City Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$487.9	$516.2	(5.5)%	$945.4	$1,000.1	(5.5)%
Income from operations	27.7	67.4	(58.9)%	49.2	104.5	(52.9)%
Property EBITDA	81.7	114.5	(28.7)%	150.4	200.7	(25.1)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

HARRAH’S OPERATING COMPANY, INC.

Atlantic City Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$364.0	$390.9	(6.9)%	$706.1	$760.7	(7.2)%
Income from operations	15.9	48.8	(67.4)%	25.4	73.9	(65.6)%
Property EBITDA	54.2	81.0	(33.1)%	97.0	141.0	(31.2)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Chester and Showboat Atlantic City.

Louisiana/Mississippi Region

Reduced visitation and customer spend per trip unfavorably impacted the Louisiana/ Mississippi Region revenues during the second quarter and first half of 2010. Included in the 2010 second-quarter and first-half (loss)/income from operations was an impairment charge of $51.0 million related to impairment of intangible assets at one of the region’s properties. The

2010 second quarter and first half property EBITDA and income from operations prior to consideration of the impairment charge were lower than in the 2009 comparable periods as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing expenses.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Louisiana/Mississippi Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$298.7	$314.9	(5.1)%	$605.7	$649.4	(6.7)%
(Loss)/income from operations	(30.6)	53.1	N/M	1.7	111.4	(98.5)%
Impairment of goodwill	51.0	—	N/M	51.0	—	N/M
Income from operations before impairment charge	20.4	53.1	(61.6)%	52.7	111.4	(52.7)%
Property EBITDA	46.1	80.0	(42.4)%	104.2	165.3	(37.0)%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

Iowa/Missouri Region

Revenues in the region declined slightly in the 2010 second quarter and first half from the 2009 comparable periods due to new competition in the market and the continuing impact of the weak economy. Income from operations and property EBITDA for the second quarter and first half of 2010 declined when compared with the 2009 comparable periods primarily due to the income impact of revenue declines.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Iowa/Missouri Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$186.1	$190.6	(2.4)%	$373.7	$384.2	(2.7)%
Income from operations	44.6	49.8	(10.4)%	92.1	97.6	(5.6)%
Property EBITDA	57.0	62.1	(8.2)%	117.0	123.0	(4.9)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

Illinois/Indiana Region

Revenues in the region declined in the second quarter and first half 2010 from the 2009 comparable periods due to the continuing impact of the weak economy. Income from operations and property EBITDA for the second quarter and first half of 2010 declined from the 2009 comparable periods primarily due to the income impact of revenue declines.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Illinois/Indiana Region

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$295.5	$313.1	(5.6)%	$592.5	$616.4	(3.9)%
Income from operations	38.3	51.6	(25.8)%	77.2	88.0	(12.3)%
Property EBITDA	59.1	72.4	(18.4)%	118.3	139.6	(15.3)%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

Other Nevada Region

Second-quarter and first-half consolidated results for the Other Nevada Region declined from the 2009 periods due to lower guest visitation and lower visitor spend per trip. Also contributing to the decline in income from operations for the second quarter and first half 2010 was an impairment charge of $49.0 million related to the impairment of intangible assets at one of the region’s properties.

HARRAH’S ENTERTAINMENT, INC.

Other Nevada

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$110.8	$114.5	(3.2)%	$220.7	$229.1	(3.7)%
(Loss)/income from operations	(38.4)	11.5	N/M	(31.3)	19.1	N/M
Impairment of intangible assets	49.0	—	N/M	49.0	—	N/M
Income from operations before impairment charge	10.6	11.5	(7.8)%	17.7	19.1	(7.3)%
Property EBITDA	22.2	24.6	(9.8)%	40.9	45.4	(9.9)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

HARRAH’S OPERATING COMPANY, INC.

Other Nevada

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$76.3	$78.9	(3.3)%	$149.0	$157.0	(5.1)%
(Loss)/income from operations	(41.4)	5.4	N/M	(39.5)	6.6	N/M
Impairment of intangible assets	49.0	—	N/M	49.0	—	N/M
Income from operations before impairment charges	7.6	5.4	40.7%	9.5	6.6	43.9%
Property EBITDA	14.2	13.5	5.2%	22.8	22.8	0.0%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Reno and Harvey’s Lake Tahoe.

Managed and International

Revenues from our Managed and International businesses rose in the 2010 second quarter and first half due to strong volumes at our Uruguay and London Clubs properties. Income from operations and property EBITDA increased in the 2010 second quarter and first half compared with 2009 as a result of the increased revenues.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Managed and International

	Quarter Ended Jun. 30,		Percent Increase/ (Decrease)	Six Months Ended Jun. 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$110.7	$102.6	7.9%	$240.9	$226.5	6.4%
Income from operations	6.6	0.4	N/M	22.0	12.5	76.0%
Property EBITDA	19.4	18.0	7.8%	51.1	48.5	5.4%

Other items

Prior to the capitalization of interest associated with construction projects primarily during 2009, interest expense decreased by $20.9 million in the 2010 second quarter from the year-ago period. This decrease was due primarily to lower debt levels resulting from the April 2009 debt exchange and from repurchases of debt in open-market transactions that occurred primarily during the second half of 2009.

In the 2010 second quarter, we recorded a charge of $52.3 million to fully reserve a receivable related to the Foxwoods project in Philadelphia. Also in the second quarter 2010, we recorded a charge of $25 million relating to a previously disclosed litigation matter. These reserves are recorded within project opening costs and other items within our summary of operations.

For the 2010 second quarter, we recorded a tax benefit of $162.1 million on pre-tax loss from continuing operations of $434.6 million, compared with a tax provision of $1,536.2 million on pre-tax income from continuing operations of $3,833.0 million in the 2009 second quarter. The company’s 2010 second-quarter recorded benefit was favorably impacted by the reversal of previously accrued taxes and interest related to a state income tax settlement and other discrete items, partially offset by the unfavorable impact of the goodwill impairment charge for which we received no tax benefit.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Harrah’s also owns the World Series of Poker® and a majority interest in the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the company’s significant indebtedness;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis;

•	the ability to timely and cost-effectively integrate acquisitions into our operations;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions or natural disasters;

•	abnormal gaming holds; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

(more)

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended Jun. 30,		Six Months Ended Jun. 30,
(In millions)	2010	2009	2010	2009
Revenues	$2,220.7	$2,271.4	$4,409.1	$4,526.1
Property operating expenses	(1,750.5)	(1,685.9)	(3,445.2)	(3,379.3)
Depreciation and amortization	(197.0)	(168.8)	(366.7)	(341.2)

Operating profit	273.2	416.7	597.2	805.6
Project opening costs and other items	(96.7)	(27.5)	(109.9)	(56.9)
Impairment of intangible assets	(100.0)	(297.1)	(100.0)	(297.1)
(Income/(loss) on interests in non-consolidated affiliates	0.1	(0.3)	(0.5)	(0.1)
Corporate expense	(36.9)	(41.7)	(71.4)	(72.0)
Acquisition and integration costs	(0.4)	(0.1)	(7.6)	(0.3)
Amortization of intangible assets	(39.6)	(43.7)	(82.3)	(87.5)

(Loss)/income from operations	(0.3)	6.3	225.5	291.7
Interest expense, net of interest capitalized	(456.8)	(463.4)	(948.3)	(960.2)
Gains/(losses) on early extinguishments of debt	18.7	4,279.5	(28.7)	4,280.7
Other income, including interest income	3.8	10.6	18.4	19.1

(Loss)/income from continuing operations before income taxes	(434.6)	3,833.0	(733.1)	3,631.3
Benefit/(provision) for income taxes	162.1	(1,536.2)	267.0	(1,461.9)

(Loss)/income from continuing operations, net of tax	(272.5)	2,296.8	(466.1)	2,169.4
Discontinued operations, net of tax	—	(0.1)	—	(0.2)

Net (loss)/income	(272.5)	2,296.7	(466.1)	2,169.2
Less: net income attributable to non-controlling interests	(1.5)	(7.7)	(3.5)	(12.9)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(274.0)	$2,289.0	$(469.6)	$2,156.3

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Quarter Ended Jun. 30,		Six Months Ended Jun. 30,
(In millions)	2010	2009	2010	2009
Revenues
Las Vegas Region	$712.7	$705.2	$1,395.5	$1,391.6
Atlantic City Region	487.9	516.2	945.4	1,000.1
Louisiana/Mississippi Region	298.7	314.9	605.7	649.4
Iowa/Missouri Region	186.1	190.6	373.7	384.2
Illinois/Indiana Region	295.5	313.1	592.5	616.4
Other Nevada Region	110.8	114.5	220.7	229.1
Managed and International	110.7	102.6	240.9	226.5
Corporate and Other	18.3	14.3	34.7	28.8

Net Revenues	$2,220.7	$2,271.4	$4,409.1	$4,526.1

Income/(loss) from operations
Las Vegas Region	$72.1	$(123.3)	$178.0	$0.5
Atlantic City Region	27.7	67.4	49.2	104.5
Louisiana/Mississippi Region	(30.6)	53.1	1.7	111.4
Iowa/Missouri Region	44.6	49.8	92.1	97.6
Illinois/Indiana Region	38.3	51.6	77.2	88.0
Other Nevada Region	(38.4)	11.5	(31.3)	19.1
Managed and International	6.6	0.4	22.0	12.5
Corporate and Other	(120.6)	(104.2)	(163.4)	(141.9)

Total income from operations	$(0.3)	$6.3	$225.5	$291.7

Property EBITDA (a)
Las Vegas Region	$176.8	$210.6	$367.7	$409.2
Atlantic City Region	81.7	114.5	150.4	200.7
Louisiana/Mississippi Region	46.1	80.0	104.2	165.3
Iowa/Missouri Region	57.0	62.1	117.0	123.0
Illinois/Indiana Region	59.1	72.4	118.3	139.6
Other Nevada Region	22.2	24.6	40.9	45.4
Managed and International	19.4	18.0	51.1	48.5
Corporate and Other	7.9	3.3	14.3	15.1

Total Property EBITDA	$470.2	$585.5	$963.9	$1,146.8

Project opening costs and other items
Project opening costs	$(1.6)	$(0.6)	$(2.3)	$(2.6)
Other write-downs, reserves and recoveries	(95.1)	(26.9)	(107.6)	(54.3)

Total Project opening costs and other items	$(96.7)	$(27.5)	$(109.9)	$(56.9)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of income/(loss) from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, acquisition and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended Jun. 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$712.7	$487.9	$298.7	$186.1	$295.5	$110.8	$110.7	$18.3	$2,220.7
Property operating expenses	(535.9)	(406.2)	(252.6)	(129.1)	(236.4)	(88.6)	(91.3)	(10.4)	(1,750.5)

Property EBITDA	176.8	81.7	46.1	57.0	59.1	22.2	19.4	7.9	470.2
Depreciation and amortization	(71.4)	(48.0)	(20.0)	(12.4)	(20.3)	(8.1)	(8.8)	(8.0)	(197.0)

Operating profit/(loss)	105.4	33.7	26.1	44.6	38.8	14.1	10.6	(0.1)	273.2
Project opening costs and other items	(15.9)	(1.1)	(0.6)	—	(0.1)	—	—	(79.0)	(96.7)
Impairment of intangible asserts	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
Income/(loss) on interests in nonconsolidated affiliates	1.8	(1.2)	0.2	—	—	—	—	(0.7)	0.1
Corporate expense	—	—	—	—	—	—	—	(36.9)	(36.9)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.4)	(0.4)
Amortization of intangible assets	(19.2)	(3.7)	(5.3)	—	(0.4)	(3.5)	(4.0)	(3.5)	(39.6)

Income/(loss) from operations	72.1	27.7	(30.6)	44.6	38.3	(38.4)	6.6	(120.6)	(0.3)

Interest expense, net of interest capitalized									(456.8)
Gains on early extinguishments of debt									18.7
Other income, including interest income									3.8

Loss from continuing operations before income taxes									(434.6)
Benefit for income taxes									162.1

Net loss									(272.5)
Less: net income attributable to non-controlling interests									(1.5)

Net loss attributable to Harrah’s Entertainment, Inc.									$(274.0)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended Jun. 30, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$705.2	$516.2	$314.9	$190.6	$313.1	$114.5	$102.6	$14.3	$2,271.4
Property operating expenses	(494.6)	(401.7)	(234.9)	(128.5)	(240.7)	(89.9)	(84.6)	(11.0)	(1,685.9)

Property EBITDA	210.6	114.5	80.0	62.1	72.4	24.6	18.0	3.3	585.5
Depreciation and amortization	(47.2)	(42.4)	(20.5)	(12.3)	(20.0)	(8.5)	(9.1)	(8.8)	(168.8)

Operating profit/(loss)	163.4	72.1	59.5	49.8	52.4	16.1	8.9	(5.5)	416.7
Project opening costs and other items	(12.6)	(0.9)	(1.2)	—	(0.5)	(1.1)	(0.2)	(11.0)	(27.5)
Impairment of intangible assets	(255.1)	—	—	—	—	—	—	(42.0)	(297.1)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.3	—	—	—	—	(0.6)	(0.3)
Corporate expense	—	—	—	—	—	—	—	(41.7)	(41.7)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.1)	(0.1)
Amortization of intangible assets	(19.0)	(3.8)	(5.5)	—	(0.3)	(3.5)	(8.3)	(3.3)	(43.7)

(Loss)/income from operations	(123.3)	67.4	53.1	49.8	51.6	11.5	0.4	(104.2)	6.3

Interest expense, net of interest capitalized									(463.4)
Gains on early extinguishments of debt									4,279.5
Other income, including interest income									10.6

Income from continuing operations before income taxes									3,833.0
Provision for income taxes									(1,536.2)

Income from continuing operations, net of tax									2,296.8
Discontinued operations, net of tax									(0.1)

Net income									2,296.7
Less: net income attributable to non- controlling interests									(7.7)

Net income attributable to Harrah’s Entertainment, Inc.									$2,289.0

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Six Months Ended Jun. 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$1,395.5	$945.4	$605.7	$373.7	$592.5	$220.7	$240.9	$34.7	$4,409.1
Property operating expenses	(1,027.8)	(795.0)	(501.5)	(256.7)	(474.2)	(179.8)	(189.8)	(20.4)	(3,445.2)

Property EBITDA	367.7	150.4	104.2	117.0	118.3	40.9	51.1	14.3	963.9
Depreciation and amortization	(121.8)	(90.3)	(39.9)	(24.9)	(40.0)	(16.2)	(17.7)	(15.9)	(366.7)

Operating profit/(loss)	245.9	60.1	64.3	92.1	78.3	24.7	33.4	(1.6)	597.2
Project opening costs and other items	(32.0)	(1.2)	(1.2)	—	(0.4)	—	—	(75.1)	(109.9)
Impairment of intangible asserts	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
Income/(loss) on interests in nonconsolidated affiliates	2.2	(2.2)	0.4	—	—	—	—	(0.9)	(0.5)
Corporate expense	—	—	—	—	—	—	—	(71.4)	(71.4)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.6)	(7.6)
Amortization of intangible assets	(38.1)	(7.5)	(10.8)	—	(0.7)	(7.0)	(11.4)	(6.8)	(82.3)

Income/(loss) from operations	178.0	49.2	1.7	92.1	77.2	(31.3)	22.0	(163.4)	225.5

Interest expense, net of interest capitalized									(948.3)
Losses on early extinguishments of debt									(28.7)
Other income, including interest income									18.4

Loss from continuing operations before income taxes									(733.1)
Benefit for income taxes									267.0

Net loss									(466.1)
Less: net income attributable to non-controlling interests									(3.5)

Net loss attributable to Harrah’s Entertainment, Inc.									$(469.6)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Six Months Ended Jun. 30, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$1,391.6	$1,000.1	$649.4	$384.2	$616.4	$229.1	$226.5	$28.8	$4,526.1
Property operating expenses	(982.4)	(799.4)	(484.1)	(261.2)	(476.8)	(183.7)	(178.0)	(13.7)	(3,379.3)

Property EBITDA	409.2	200.7	165.3	123.0	139.6	45.4	48.5	15.1	1,146.8
Depreciation and amortization	(93.0)	(85.3)	(40.8)	(25.2)	(42.5)	(17.9)	(18.8)	(17.7)	(341.2)

Operating profit/(loss)	316.2	115.4	124.5	97.8	97.1	27.5	29.7	(2.6)	805.6
Project opening costs and other items	(22.6)	(3.3)	(2.7)	(0.2)	(8.4)	(1.4)	(0.5)	(17.8)	(56.9)
Impairment of intangible assets	(255.1)	—	—	—	—	—	—	(42.0)	(297.1)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.5	—	—	—	—	(0.6)	(0.1)
Corporate expense	—	—	—	—	—	—	—	(72.0)	(72.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(38.0)	(7.6)	(10.9)	—	(0.7)	(7.0)	(16.7)	(6.6)	(87.5)

Income/(loss) from operations	0.5	104.5	111.4	97.6	88.0	19.1	12.5	(141.9)	291.7

Interest expense, net of interest capitalized									(960.2)
Gains on early extinguishments of debt									4,280.7
Other income, including interest income									19.1

Income from continuing operations before income taxes									3,631.3
Provision for income taxes									(1,461.9)

Income from continuing operations, net of tax									2,169.4
Discontinued operations, net of tax									(0.2)

Net income									2,169.2
Less: net income attributable to non- controlling interests									(12.9)

Net income attributable to Harrah’s Entertainment, Inc.									$2,156.3

HARRAH’S ENTERTAINMENT, INC. SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC. TO ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments comparable to those required or permitted in calculating covenant compliance under the HOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Harrah’s Entertainment, Inc. to Adjusted EBITDA for the six months ended June 30, 2010 and 2009 and reconciles net (loss)/income attributable to Harrah’s Entertainment, Inc. to LTM Adjusted EBITDA for the last twelve months ended June 30, 2010.

	(1)	(2)	(3)
(In millions)	Six Months Ended Jun. 30, 2010	Six Months Ended Jun. 30, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Entertainment, Inc	$(469.6)	$2,156.3	$827.6	$(1,798.3)
Interest expense, net	934.1	941.1	1,859.2	1,852.2
(Benefit)/provision for income taxes	(267.0)	1,461.9	1,651.8	(77.1)
Depreciation and amortization	454.9	435.5	872.0	891.4

EBITDA (a)	652.4	4,994.8	5,210.6	868.2
Project opening costs, abandoned projects and development costs (b)	2.3	2.6	3.5	3.2
Acquisition and integration costs (c)	7.6	0.3	0.3	7.6
Losses/(gains) on early extinguishments of debt (d)	28.7	(4,280.7)	(4,965.5)	(656.1)
Net income attributable to non-controlling interests, net of (distributions) (e)	1.7	4.4	(1.5)	(4.2)
Impairment of goodwill and other intangible assets	100.0	297.1	1,638.0	1,440.9
Non-cash expense for stock compensation benefits (f)	12.6	8.4	16.3	20.5
Other non-recurring or non-cash items (g)	136.2	86.0	169.0	219.2

Adjusted EBITDA	941.5	1,112.9	2,070.7	1,899.3

Pro forma adjustment for acquired, new or disposed properties (h)				20.2
Pro forma adjustment for yet-to-be realized cost savings (i)				118.6

LTM adjusted EBITDA				$2,038.1

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Entertainment, Inc.
(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisition of Planet Hollywood.
(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.

(f)	Represents non-cash stock-based compensation expense.
(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing EBITDA associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be-realized from our newly identified and previously announced profitability improvement programs.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended Jun. 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$348.1	$364.0	$298.7	$186.1	$295.5	$76.3	$110.7	$24.4	$1,703.8
Property operating expenses	(268.8)	(309.8)	(252.6)	(129.1)	(236.4)	(62.1)	(91.3)	2.1	(1,348.0)

Property EBITDA	79.3	54.2	46.1	57.0	59.1	14.2	19.4	26.5	355.8
Depreciation and amortization	(45.9)	(34.0)	(20.0)	(12.4)	(20.3)	(6.0)	(8.8)	(8.1)	(155.5)

Operating profit	33.4	20.2	26.1	44.6	38.8	8.2	10.6	18.4	200.3
Project opening costs and other items	(8.4)	(1.0)	(0.6)	—	(0.1)	—	—	(79.0)	(89.1)
Impairment of intangible assets	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.5)	0.2	—	—	—	—	(0.8)	(1.1)
Corporate expense	—	—	—	—	—	—	—	(29.0)	(29.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.4)	(0.4)
Amortization of intangible assets	(8.2)	(2.8)	(5.3)	—	(0.4)	(0.6)	(4.0)	(3.4)	(24.7)

Income/(loss) from operations	16.8	15.9	(30.6)	44.6	38.3	(41.4)	6.6	(94.2)	(44.0)

Interest expense, net of interest capitalized									(409.8)
Losses on early extinguishments of debt									(4.6)
Other income including interest income									3.5

Loss from continuing operations before income taxes									(454.9)
Benefit for income taxes									178.3

Net loss									(276.6)
Less: net income attributable to non-controlling interests									(1.5)

Net loss attributable to Harrah’s Operating Company, Inc.									$(278.1)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended Jun. 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$306.6	$390.9	$314.9	$190.6	$313.1	$78.9	$102.6	$28.8	$1,726.4
Property operating expenses	(224.4)	(309.9)	(234.9)	(128.5)	(240.7)	(65.4)	(84.6)	0.5	(1,287.9)

Property EBITDA	82.2	81.0	80.0	62.1	72.4	13.5	18.0	29.3	438.5
Depreciation and amortization	(21.2)	(29.7)	(20.5)	(12.3)	(20.0)	(6.4)	(9.1)	(9.4)	(128.6)

Operating profit	61.0	51.3	59.5	49.8	52.4	7.1	8.9	19.9	309.9
Project opening costs and other items	(1.6)	(0.6)	(1.2)	—	(0.5)	(1.1)	(0.2)	(10.8)	(16.0)
Impairment of intangible assets	—	—	—	—	—	—	—	(42.0)	(42.0)
Income/(loss) on interests in non-consolidated affiliates	—	0.8	0.3	—	—	—	—	(0.6)	0.5
Corporate expense	—	—	—	—	—	—	—	(26.1)	(26.1)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.1)	(0.1)
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.3)	(0.6)	(8.3)	(3.3)	(28.8)

Income/(loss) from operations	51.3	48.8	53.1	49.8	51.6	5.4	0.4	(63.0)	197.4

Interest expense, net of interest capitalized									(415.2)
Gains on early extinguishments of debt									3,931.7
Other income, including interest income									10.4

Income from continuing operations before income taxes									3,724.3
Provision for income taxes									(1,408.5)

Income from continuing operations, net of tax									2,315.8
Discontinued operations, net of tax									(0.1)

Net income									2,315.7
Less: net income attributable to non-controlling interests									(5.9)

Net income attributable to Harrah’s Operating Company, Inc.									$2,309.8

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Six Months Ended Jun. 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$687.9	$706.1	$605.7	$373.7	$592.5	$149.0	$240.9	$58.9	$3,414.7
Property operating expenses	(510.4)	(609.1)	(501.5)	(256.7)	(474.2)	(126.2)	(189.8)	5.3	(2,662.6)

Property EBITDA	177.5	97.0	104.2	117.0	118.3	22.8	51.1	64.2	752.1
Depreciation and amortization	(70.8)	(63.9)	(39.9)	(24.9)	(40.0)	(12.2)	(17.7)	(15.9)	(285.3)

Operating profit	106.7	33.1	64.3	92.1	78.3	10.6	33.4	48.3	466.8
Project opening costs and other items	(17.3)	(1.1)	(1.2)	—	(0.4)	—	—	(75.1)	(95.1)
Impairment of intangible assets	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	—	(1.1)	0.4	—	—	—	—	(1.0)	(1.7)
Corporate expense	—	—	—	—	—	—	—	(56.0)	(56.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.6)	(7.6)
Amortization of intangible assets	(16.3)	(5.5)	(10.8)	—	(0.7)	(1.1)	(11.4)	(6.7)	(52.5)

Income/(loss) from operations	73.1	25.4	1.7	92.1	77.2	(39.5)	22.0	(98.1)	153.9

Interest expense, net of interest capitalized									(857.6)
Losses on early extinguishments of debt									(4.6)
Other income including interest income									18.0

Loss from continuing operations before income taxes									(690.3)

Benefit for income taxes									250.7

Net loss									(439.6)
Less: net income attributable to non-controlling interests									(3.6)

Net loss attributable to Harrah’s Operating Company, Inc.									$(443.2)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Six Months Ended Jun. 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net Revenues	$611.8	$760.7	$649.4	$384.2	$616.4	$157.0	$226.5	$54.2	$3,460.2
Property operating expenses	(451.0)	(619.7)	(484.1)	(261.2)	(476.8)	(134.2)	(178.0)	6.5	(2,598.5)

Property EBITDA	160.8	141.0	165.3	123.0	139.6	22.8	48.5	60.7	861.7
Depreciation and amortization	(41.9)	(60.9)	(40.8)	(25.2)	(42.5)	(13.8)	(18.8)	(18.7)	(262.6)

Operating profit	118.9	80.1	124.5	97.8	97.1	9.0	29.7	42.0	599.1
Project opening costs and other items	(2.6)	(2.2)	(2.7)	(0.2)	(8.4)	(1.3)	(0.5)	(17.8)	(35.7)
Impairment of intangible assets	—	—	—	—	—	—	—	(42.0)	(42.0)
Income/(loss) on interests in non-consolidated affiliates	—	1.5	0.5	—	—	—	—	(0.6)	1.4
Corporate expense	—	—	—	—	—	—	—	(49.2)	(49.2)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(16.1)	(5.5)	(10.9)	—	(0.7)	(1.1)	(16.7)	(6.7)	(57.7)

Income/(loss) from operations	100.2	73.9	111.4	97.6	88.0	6.6	12.5	(74.6)	415.6

Interest expense, net of interest capitalized									(845.5)
Gains on early extinguishments of debt									3,932.9
Other income, including interest income									18.6

Income from continuing operations before income taxes									3,521.6
Provision for income taxes									(1,334.6)

Income from continuing operations, net of tax									2,187.0
Discontinued operations, net of tax									(0.2)

Net income									2,186.8
Less: net income attributable to non- controlling interests									(9.8)

Net income attributable to Harrah’s Operating Company, Inc.									$2,177.0

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Transaction”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, are collectively referred to as “the CMBS properties.” We refer to the CMBS Spin-Off and the Post-Closing CMBS Transaction as the “CMBS Transactions.”

Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

The table on the following page reconciles Net loss attributable to Harrah’s Operating Company, Inc. to Adjusted EBITDA for the six months ended June 30, 2010 and 2009.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC. TO LTM ADJUSTED EBITDA

(UNAUDITED)

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating the covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. As Planet Hollywood is an unrestricted subsidiary of HOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the HOC indenture.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Harrah’s Operating Company, Inc. to LTM Adjusted EBITDA for the last twelve months ended June 30, 2010:

	(1)	(2)	(3)
(In millions)	Six Months Ended Jun. 30, 2010	Six Months Ended Jun. 30, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(443.2)	$2,177.0	$612.8	$(2,007.4)
Interest expense, net	843.4	826.9	1,646.2	1,662.7
(Benefit)/provision for income taxes	(250.7)	1,334.6	1,287.2	(298.1)
Depreciation and amortization	343.7	327.1	652.0	668.6

EBITDA (a)	493.2	4,665.6	4,198.2	25.8
Project opening costs, abandoned projects and development costs (b)	2.3	2.2	3.3	3.4
Acquisition and integration costs (c)	7.6	0.3	0.3	7.6
Losses/(gains) on early extinguishments of debt (d)	4.6	(3,932.9)	(3,929.6)	7.9
Net income attributable to non-controlling interests, net of (distributions) (e)	1.8	4.0	(1.8)	(4.0)
Impairment of goodwill and other non-amortizing intangible assets	100.0	42.0	1,178.9	1,236.9
Non-cash expense for stock compensation benefits (f)	12.1	6.2	12.0	17.9
Other non-recurring or non-cash items (g)	104.9	41.8	89.3	152.4

Adjusted EBITDA	726.5	829.2	1,550.6	1,447.9

Pro forma adjustment for new properties (h)				20.2
Pro forma adjustment for yet-to-be realized cost savings (i)				85.4

LTM adjusted EBITDA				$1,553.5

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Operating Company, Inc.
(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisition of Planet Hollywood.

(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(f)	Represents non-cash compensation expense related to stock options.
(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing twelve month EBITDA impact associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the quarter ended June 30, 2010 and June 30, 2009, taking into consideration the CMBS Transactions and the London Clubs Transfer:

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED JUN. 30, 2010

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment ( c)
Revenues	$1,703.8	$516.9	$2,220.7
Property operating expenses	(1,348.0)	(402.5)	(1,750.5)
Depreciation and amortization	(155.5)	(41.5)	(197.0)

Operating profit	200.3	72.9	273.2

Project opening costs and other items	(89.1)	(7.6)	(96.7)
Impairment of intangible assets	(100.0)	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	(1.1)	1.2	0.1
Corporate expense	(29.0)	(7.9)	(36.9)
Acquisition and integration costs	(0.4)	—	(0.4)
Amortization of intangible assets	(24.7)	(14.9)	(39.6)

(Loss)/income from operations	(44.0)	43.7	(0.3)
Interest expense, net of interest capitalized	(409.8)	(47.0)	(456.8)
(Losses)/gains on early extinguishments of debt	(4.6)	23.3	18.7
Other income, including interest income	3.5	0.3	3.8

(Loss)/income before income taxes	(454.9)	20.3	(434.6)
Benefit/(provision) for income taxes	178.3	(16.2)	162.1

Net (loss)/income	(276.6)	4.1	(272.5)
Less: net income attributable to non-controlling interests	(1.5)	—	(1.5)

Net (loss)/income attributable to..	$(278.1)	$4.1	$(274.0)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED JUN. 30, 2009

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Revenues	$1,726.4	$545.0	$2,271.4
Property operating expenses	(1,287.9)	(398.0)	(1,685.9)
Depreciation and amortization	(128.6)	(40.2)	(168.8)

Operating profit	309.9	106.8	416.7

Project opening costs and other items	(16.0)	(11.5)	(27.5)
Impairment of intangible assets	(42.0)	(255.1)	(297.1)
Income/(loss) on interests in non-consolidated affiliates	0.5	(0.8)	(0.3)
Corporate expense	(26.1)	(15.6)	(41.7)
Acquisition and integration costs	(0.1)	—	(0.1)
Amortization of intangible assets	(28.8)	(14.9)	(43.7)

Income/(loss) from operations	197.4	(191.1)	6.3
Interest expense, net of interest capitalized	(415.2)	(48.2)	(463.4)
Gains on early extinguishments of debt	3,931.7	347.8	4,279.5
Other income, including interest income	10.4	0.2	10.6

Income from continuing operations before income taxes	3,724.3	108.7	3,833.0
Provision for income taxes	(1,408.5)	(127.7)	(1,536.2)

Income/(loss) from continuing operations, net of tax	2,315.8	(19.0)	2,296.8
Discontinued operations, net of tax	(0.1)	—	(0.1)

Net income/(loss)	2,315.7	(19.0)	2,296.7
Less: net income attributable to non-controlling interests	(5.9)	(1.8)	(7.7)

Net income/(loss) attributable to	$2,309.8	$(20.8)	$2,289.0

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment, Inc.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUN. 30, 2010

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Revenues	$3,414.7	$994.4	$4,409.1
Property operating expenses	(2,662.6)	(782.6)	(3,445.2)
Depreciation and amortization	(285.3)	(81.4)	(366.7)

Operating profit	466.8	130.4	597.2

Project opening costs and other items	(95.1)	(14.8)	(109.9)
Impairment of intangible assets	(100.0)	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	(1.7)	1.2	(0.5)
Corporate expense	(56.0)	(15.4)	(71.4)
Acquisition and integration costs	(7.6)	—	(7.6)
Amortization of intangible assets	(52.5)	(29.8)	(82.3)

Income from operations	153.9	71.6	225.5
Interest expense, net of interest capitalized	(857.6)	(90.7)	(948.3)
Losses on early extinguishments of debt	(4.6)	(24.1)	(28.7)
Other income, including interest income	18.0	0.4	18.4

Loss before income taxes	(690.3)	(42.8)	(733.1)
Benefit for income taxes	250.7	16.3	267.0

Net loss	(439.6)	(26.5)	(466.1)
Less: net (income)/loss attributable to non-controlling interests	(3.6)	0.1	(3.5)

Net loss attributable to	$(443.2)	$(26.4)	$(469.6)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUN. 30, 2009

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Revenues	$3,460.2	$1,065.9	$4,526.1
Property operating expenses	(2,598.5)	(780.8)	(3,379.3)
Depreciation and amortization	(262.6)	(78.6)	(341.2)

Operating profit	599.1	206.5	805.6

Project opening costs and other items	(35.7)	(21.2)	(56.9)
Impairment of intangible assets	(42.0)	(255.1)	(297.1)
Income/(loss) on interests in non-consolidated affiliates	1.4	(1.5)	(0.1)
Corporate expense	(49.2)	(22.8)	(72.0)
Acquisition and integration costs	(0.3)	—	(0.3)
Amortization of intangible assets	(57.7)	(29.8)	(87.5)

Income/(loss) from operations	415.6	(123.9)	291.7
Interest expense, net of interest capitalized	(845.5)	(114.7)	(960.2)
Gains on early extinguishments of debt	3,932.9	347.8	4,280.7
Other income, including interest income	18.6	0.5	19.1

Income from continuing operations before income taxes	3,521.6	109.7	3,631.3
Provision for income taxes	(1,334.6)	(127.3)	(1,461.9)

Income/(loss) from continuing operations, net of tax	2,187.0	(17.6)	2,169.4
Discontinued operations, net of tax	(0.2)	—	(0.2)

Net income/(loss)	2,186.8	(17.6)	2,169.2
Less: net income attributable to non-controlling interests	(9.8)	(3.1)	(12.9)

Net income/(loss) attributable to.	$2,177.0	$(20.7)	$2,156.3

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment, Inc.